UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 2012

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4304	75-0725338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective June 1, 2012, Commercial Metals Company (NYSE: CMC)(“CMC”) completed the sale of its Croatian Pipe Mill and wholly-owned subsidiary, CMC Sisak, d.o.o. (“CMC Sisak”), pursuant to a definitive purchase agreement (the “Agreement”) whereby CMC GH, LLC, a wholly-owned subsidiary of CMC sold all of the outstanding shares of CMC Sisak to the Danieli Group—Steel Making Division by the Danieli holding company, Industrielle Beteiligung SA (“Danieli”). Total consideration for the sale is approximately U.S. $30.4 million, of which approximately $3.1 million will be deferred until certain conditions are met. Pursuant to the purchase agreement, certain assets of CMC Sisak are excluded and CMC is continuing to market those assets. Deutsche Bank Securities Inc. assisted CMC as the financial advisor and Wolf Thiess’ Zagreb office assisted CMC as a legal advisor on this transaction.

There are no material relationships between the Company or any of its affiliates and any of the parties to the Agreement, other than in respect of such Agreement itself.

Item 7.01 Regulation FD Disclosure.

On June 4, 2012, the Company issued a press release (the “Press Release”) announcing the closing of the Agreement between CMC and Danieli. A copy of the Press Release is attached hereto as Exhibit 99.1. The Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.

The information in this Item 7.01 of Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated balance sheet as of February 29, 2012 and unaudited pro forma condensed consolidated statements of operations for the years ended August 31, 2011, 2010 and 2009 are furnished as Exhibit 99.2 hereto.

The information in this Item 9.01 of Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

(d)	Exhibits.

The following exhibits are furnished with this Form 8-K.

99.1     Press Release dated June 4, 2012.

99.2     The unaudited pro forma condensed consolidated balance sheet as of February 29, 2012 and unaudited pro forma condensed consolidated statements of operations for the years ended August 31, 2011, 2010 and 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: June 7, 2012

	By:	/s/ Ann J. Bruder
	Name:	Ann J. Bruder
	Title:	Senior Vice President of Law, Government Affairs and Global Compliance, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.             Description of Exhibit

The following exhibits are furnished with this Form 8-K.

99.1	Press Release dated June 4, 2012

99.2	The unaudited pro forma condensed consolidated balance sheet as of February 29, 2012 and unaudited pro forma condensed consolidated statements of operations for the years ended August 31, 2011, 2010 and 2009.